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                                                                    EXHIBIT 99.1


                         MARINE DRILLING COMPANIES, INC.
                    RIG STATUS REPORT AS OF DECEMBER 12, 2000



                                                    RATED                                         CONTRACTS
                                                    WATER                     -------------------------------------------
  RIG NAME                 RIG TYPE                 DEPTH       LOCATION         TYPE             DAYRATES        OPTIONS
-----------  -------------------------------------  -------  ---------------  -----------     ------------------  -------
MARINE 3     Jackup - Mat Slot                        262'   Gulf of Mexico   Term          $  34,000 - 36,000    No
MARINE 4     Jackup - Mat Slot                        250'   Gulf of Mexico   Single well      35,000 - 37,000    Yes
MARINE 15    Jackup - Mat Slot                        250'   Gulf of Mexico   Multiple well    34,000 - 36,000    No
MARINE 16    Jackup - Mat Slot                        250'   Gulf of Mexico   Single well      32,000 - 34,000    Yes
MARINE 17    Jackup - Mat Cantilever                  200'   Gulf of Mexico   Single well      33,000 - 35,000    Yes
MARINE 18    Jackup - Mat Cantilever                  250'   Gulf of Mexico   Term             37,000 - 39,000    No
MARINE 200   Jackup - Mat Cantilever                  200'   Gulf of Mexico   Multiple well    35,000 - 37,000    Yes
MARINE 201   Jackup - Mat Cantilever                  200'   Gulf of Mexico   Multiple well    34,000 - 36,000    No
MARINE 202   Jackup - Mat Cantilever                  200'   Gulf of Mexico   Single well      36,000 - 39,000    Yes
MARINE 225   Jackup - Mat Slot                        225'   Gulf of Mexico   Multiple well    29,000 - 31,000    No
MARINE 300   Jackup - Independent Leg Cantilever      250'   Gulf of Mexico   Single well      39,000 - 46,000    No
MARINE 301   Jackup - Independent Leg Cantilever      300'   Gulf of Mexico   Multiple well    39,000 - 45,000    No
MARINE 303   Jackup - Independent Leg Cantilever      300'   Gulf of Mexico   Multiple well    47,000 - 49,000    No
MARINE 304   Jackup - Independent Leg Slot            300'   Gulf of Mexico   Multiple well    33,000 - 35,000    No
MARINE 305   Jackup - Independent Leg Cantilever      300'   Southeast Asia   Term             38,700             No
MARINE 306   Jackup - Independent Leg Accommodation   205'   North Sea            -                   -            -
MARINE 500   Semisubmersible - 4th Generation       5,000'   Australia        Term             168,600            No
MARINE 700   Semisubmersible - 4th Generation       7,500'   Gulf of Mexico   Term             141,800            No

                    ESTIMATED
                      DATE
  RIG NAME          AVAILABLE                    COMMENTS
-----------    -------------------  ------------------------------------
MARINE 3       mid-March 2001
MARINE 4       early-January 2001
MARINE 15      early-January 2001
MARINE 16      mid-December 2000
MARINE 17      mid-December 2000
MARINE 18      early-February 2001
MARINE 200     mid-February 2001
MARINE 201     early-January 2001
MARINE 202     early-January 2001
MARINE 225     early-January 2001
MARINE 300     late-January 2001
MARINE 301     mid-January 2001
MARINE 303     early-February 2001
MARINE 304     mid-December 2000
MARINE 305     late-November 2001
MARINE 306                -         Stacked
MARINE 500     late-December 2001   cancellation right during 2001 with
MARINE 700                          $95,890 per day subsidy obligation
               early-August 2004    includes $11,800 per day of adjustments
                                    to base dayrate
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